UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The

Securities Exchange Act of 1934

February 28, 2012

Date of Report (Date of earliest event reported)

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 28, 2012, PennantPark Investment Corporation (the “Company”) reconvened its annual meeting of stockholders (the “Annual Meeting”) to consider the proposal to elect two directors of the Company. The proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2011. As of December 13, 2011, the record date, 45,689,781 shares of common stock were eligible to vote. A summary of the matter voted upon by the stockholders is set forth below.

Proposal 1. The Company’s stockholders elected two directors of the Company, each of whom will serve until the 2015 Annual Meeting, or until his successor is duly elected and qualified or until his earlier resignation, removal from office, death or incapacity. The two directors were re-elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non Vote
Adam K. Bernstein	22,976,854	740,623	16,381,912
% of Shares Voted	96.88%	3.12%	N/A
% of Shares Outstanding	50.29%	1.62%	35.85%
Jeffrey Flug	23,422,595	294,882	16,381,912
% of Shares Voted	98.76%	1.24%	N/A
% of Shares Outstanding	51.26%	0.65%	35.85%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

Date: March 2, 2012	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer